UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 21, 2003

COMERICA INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10706	38-1998421

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

(Address of principal executive offices) (zip code)

(800) 521-1190

(Registrant’s telephone number, including area code)

SIGNATURE
Press Release dated July 21, 2003

ITEM 5. OTHER EVENTS.

On July 21, 2003, the registrant issued a press release regarding the establishment of a new External Affairs & Community Relations Division led by Vice Chairman John D. Lewis. The new division will be responsible for building and sustaining the Comerica brand, and managing its corporate citizenship activities, in all of Comerica’s markets. A copy of the press release is attached hereto as Exhibit 99.1. In connection with Mr. Lewis’ new responsibilities leading the External Affairs & Community Relations Division, he tendered his resignation from the Board of Directors of Comerica Incorporated on July 22, 2003. The Board of Directors accepted his resignation, effective the same day.

EXHIBITS

99.1	Press Release dated July 21, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

COMERICA INCORPORATED

By:	/s/ Jon W. Bilstrom
Name:	Jon W. Bilstrom
Title:	Executive Vice President-Governance,
Regulatory Relations and Legal Affairs,
and Secretary

July 23, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 21, 2003